OMEGA ENVIRONMENTAL, INC.                                             EXHIBIT 11
STATEMENT RE: COMPUTATION OF PER SHARE LOSS
FOR THE YEAR ENDED MARCH 31, 1996
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING


                                                                          Weighted
                                                    Number            Average Shares
                                                  of Shares           (366 Day Period)
                                                ------------          ---------------
Non-Escrow Shares at March 31, 1995               32,820,768               32,820,768
April Activity                                        77,462                   75,796
May Activity                                         165,483                  135,827
June Activity                                        600,000                  460,051
July Activity                                         13,250                    9,377
August Activity                                    1,093,602                  681,636
September Activity                                    18,750                   10,707
October Activity                                      17,279                    8,451
November Activity                                  1,475,180                  541,995
December Activity                                     18,548                    5,118
January Activity                                      78,600                   15,089
February Activity                                  1,584,663                  144,721
March Activity                                             0                        0                       Historical
                                                                                        Historical Loss   Loss Per Share
                                                ------------             -----------------------------------------------
Total Historical Non-Escrow or Treasury Shares    37,963,585               34,909,536       (21,442,000)           (0.61)
                                                                         -----------------------------------------------
                                                                         -----------------------------------------------
Parks escrowed shares                                150,000
Kelley escrowed shares                                 5,176
ESSI escrowed shares                                  50,000
PEC escrowed shares                                   17,279
Fedco escrowed shares                                 52,174
STC escrowed shares                                   18,547
Gurr escrowed shares                                 267,766
SSC escrowed shares                                   25,988
SST escrowed shares                                   12,122
Treasury Shares                                      100,000
                                                ------------
Total Issued & Outstanding Shares
  @ March 31, 1996                                38,662,637
                                                ------------
                                                ------------

OMEGA ENVIRONMENTAL, INC.                                             EXHIBIT 11
STATEMENT RE: COMPUTATION OF PER SHARE LOSS
FOR THE YEAR ENDED MARCH 31, 1995
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING


                                                                    Number          Weighted
                                                    Number          of Days     Average Shares
                                                  of Shares          O/S        (365 Day Period)
                                                ------------       --------     ---------------
Non-Escrow Shares at March 31, 1994               30,098,194            365          30,098,194
April Activity                                       194,085            353             187,806
May Activity                                           8,263            328               7,433
Treasury Shares Purchase                             (39,498)           328             (35,524)
Fedco Purchase (5/24/94)                              26,997            312              23,077
June Activity                                         65,365            285              51,062
July Activity                                        201,366            274             151,121
Treasury Shares Purchase                            (100,000)           229             (62,740)
August Activity                                        6,374            219               3,816
Goode Contingent Purchase (9/12/94)                  179,759            201              98,991
STC Purchase (9/22/94)                               226,844            191             118,705
September Activity                                   152,124            184              76,880
October Activity                                      42,056            173              19,967
Gurr Purchase (11/18/94)                             803,300            134             294,910
Braswell/Arnold Purchase (11/21/94)                   50,000            131              17,945
November Activity                                     12,500            124               4,247
SSC Purchase (11/30/94)                              467,782            122             156,355
SST Purchase (11/30/94)                               97,032            122              32,433
December Activity                                    144,000            116              45,666
Tecniflo Contingent Purchase (12/31/94)               47,619             91              11,872
January Activity                                         640             86                 150
STC Guarantee Purchase Price (2/13/95)                60,367             47               7,773
February Activity                                     72,808             47               9,287                        Historical
March Activity                                         2,791             31                 237   Historical Loss    Loss Per Share
                                                ------------                    ---------------------------------------------------
Total Historical Non-Escrow or Treasury Shares    32,820,768                         31,319,663       (17,174,000)            (0.55)
                                                                                ---------------------------------------------------
                                                                                   ------------------------------------------------
Parks escrowed shares                                150,000
Kelley escrowed shares                                10,352
ESSI escrowed shares                                 166,666
PEC escrowed shares                                   34,558
Fedco escrowed shares                                 78,261
STC escrowed shares                                   37,095
Gurr escrowed shares                                 401,649
SSC escrowed shares                                   51,976
SST escrowed shares                                   24,245
Treasury shares purchased                            189,510
Treasury shares cancelled                            (89,510)
                                                ------------
Total Issued & Outstanding Shares
  @ March 31, 1995                                33,875,570
                                                ------------
                                                ------------

Pro Forma Shares Adjustment:
     Fedco                                                                                3,920
     STC                                                                                108,139
     STC Guarantee Purchase Price                                                        52,594
     Goode Contingent Purchase                                                           80,768
     Gurr                                                                               508,390
     Braswell & Arnold                                                                   32,055
     SSC                                                                                311,427
     SST                                                                                 64,599                     Pro Forma
     Tecniflo                                                                            35,747   Pro Forma Loss  Loss Per Share
                                                                                   ---------------------------------------------
Total Pro Forma Non-Escrow or Treasury Shares                                        32,517,302       (16,009,000)         (0.49)
                                                                                   ---------------------------------------------
                                                                                   ---------------------------------------------